The Alkaline Water Company Reports Record April Sales of $7.1 Million

- April sales grew approximately 171% year-over-year with demand for the flagship brand, Alkaline88®, at an all-time high.

SCOTTSDALE, Ariz. - May 27, 2020 - The Alkaline Water Company Inc. (NASDAQ and CSE: WTER) (the "Company"), is a producer of premium bottled alkaline water, flavored-infused waters, and CBD infused products sold under the brand names Alkaline88®, A88 Infused™, and A88CBD™, respectively. The Company today announces record April sales of $7.1 million driven by continued strong demand for flagship products across all trade channels.

"April was another month of strong demand for our flagship brand, Alkaline88®. We are pleased to report a new record month of sales, which increased by approximately 171% compared to the prior-year month. These strong results are a testament to the solid execution by our team, our partners, and our resilient business model. The Alkaline88® brand continues to expand within some of the largest retailers in the world. As a result of these record sales, our brand presence is growing stronger in households across America. Innovative products, such as the eco-friendly aluminum bottles or our refreshed packaging for our A88 Infused™ flavored water continue to expand the brand presence for Alkaline88® to a much broader consumer audience.  The momentum we have seen to start 2021 fiscal year sales shows the strength for both of our lifestyle brands Alkaline88®, A88 Infused™ waters, and A88CBD™.  Overall, we continue to see momentum building in our brands and are off to a great start to our fiscal year 2021," stated Richard Wright, President and CEO of The Alkaline Water Company.

"Our brand extension into the CBD infused consumer goods space is also seeing good traction. Our A88CBD™ lines of topical and ingestible products are now available online at our e-commerce site, A88CBD.com, and at our newly added online and brick and mortar stores in select markets. Also, through our Amazon store, consumers now have the option to purchase our entire family of products online, which is helping to expand our customer base rapidly. We are committed to growing our retail presence and our currently pursuing a robust pipeline of regional and national opportunities. With a growing portfolio of in-demand products and an expanded reach into health and wellness-oriented consumer, our lifestyle brands are well-positioned to gain share in both the premium beverage and the emerging CBD space."

About The Alkaline Water Company

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in Scottsdale, Arizona. Its flagship product, Alkakline88®, is a leading premier alkaline water brand available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH balanced alkaline drinking water with trace minerals and electrolytes and boasts our trademarked label 'Clean Beverage.' Quickly being recognized as a growing lifestyle brand, Alkaline88® launched A88 infused™ in 2019 to meet consumer demand for flavor-infused products. A88 infused™ flavored water is available in seven unique all-natural flavors, with new flavors coming soon. Additionally, in 2020, the Company launched A88CBD Infused™ brand, featuring a broad line of topical and ingestible products. These products are made with lab-tested full-spectrum hemp and include salves, balms, lotions, essential oils, bath-salts, CBD infused drinks, beverage shots, tinctures, capsules, gummies, and powder packs. To purchase A88CBD Infused™ products online, visit us at www.A88CBD.com. To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: that the Company continues to see momentum building in the Company's brands and that the Company's lifestyle brands are well-positioned to gain share in both the premium beverage and the emerging CBD space.

The material assumptions supporting these forward-looking statements include, among others, that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations, and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Richard A. Wright
President and CEO, or

Sajid Daudi

Director of Investor Relations & Corporate Communications
800-923-1910
investors@thealkalinewaterco.com

Media

Jessica Starman
888-461-2233
jessica@elev8newmedia.com